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                                                                   Exhibit 23.3






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



         We have issued our report dated August 25, 1997 accompanying the financial statement of Resource Asset Investment Trust contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP


Philadelphia, Pennsylvania
September 2, 1997